Exhibit 99.1

For Immediate Release

Investor Inquiries:

IR@netsuite.com

Media Contact:

Mei Li

Senior VP, Corporate Communications

NetSuite Inc.

Phone: 650.627.1063

E-mail: meili@netsuite.com

NETSUITE ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2007 RESULTS

Record 2007 Revenue of $108.5M, up 62% year-over-year

Record Q4 2007 Revenue of $31.7M, up 13% quarter-over-quarter

Record Q4 2007 Cash Flow from Operations of $3.7M

Record Q4 2007 Unique Log-ins of 930,000

SAN MATEO, Calif. – February 14, 2008 – NetSuite Inc. (NYSE: N), a leading vendor of on-demand, integrated business management application suites that include Accounting / Enterprise Resource Planning (ERP), Customer Relationship Management (CRM) and Ecommerce software for small and medium-sized businesses and divisions of large companies, today announced operating results for its fourth quarter and fiscal year ended December 31, 2007.

NetSuite announced record revenue for the fourth quarter and fiscal year ended December 31, 2007. Total revenue for the year was $108.5 million, a year-over-year increase of 62%. Total revenue for the fourth quarter was $31.7 million, a 57% increase over the fourth quarter of 2006, and a 13% increase over the third quarter of 2007. The fourth quarter of 2007 marked the 33rd consecutive quarter of increased revenue for NetSuite.

On a GAAP basis, net loss for the fourth quarter of 2007 was $(3.3 million), or $(0.22) per share, compared to $(8.1 million), or $(1.25) per share in the fourth quarter of 2006. On a GAAP basis, net loss for the year ended December 31, 2007 was $(23.9 million), or $(2.45) per share, compared to $(35.7 million), or $(6.42) per share, in 2006.

Net loss on a non-GAAP basis for the fourth quarter of 2007 was $(842,000), or $(0.01) per share, compared with $(3.9 million), or $(0.07) per share in the fourth quarter of 2006, an improvement of 78%. Net loss on a non-GAAP basis for the year ended December 31, 2007 was $(5.7 million), or $(0.10) per share, compared to $(20.4 million), or $(0.36) per share, in 2006, an improvement of 72%.

Net loss on a non-GAAP basis excludes stock-based compensation. Net loss per share on a non-GAAP basis also includes certain adjustments to outstanding shares of common stock based upon the conversion of convertible preferred stock to common stock and the issuance of common stock in connection with the Company’s Q4 07 initial public offering. A reconciliation of net loss and net loss per share on a non-GAAP basis to their comparable measures on a GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Operations.

“Our fourth quarter and fiscal year 2007 results capped off the best year in our history by every measure,” said Zach Nelson, CEO of NetSuite. “We head into 2008 with tremendous market, customer and product momentum, not just in the U.S. but around the world.”

Revenue from the Americas for the year ended 2007 was $89.3 million, while revenue from international regions doubled to $19.2 million. The Company added approximately 430 new customers in the fourth quarter and ended the year with over 5,600 active customers. The NetSuite platform had more than 930,000 unique log-ins during the fourth quarter, making it one of the most widely used software as a service applications in the world.

In addition, NetSuite’s Board of Directors recently elected Ms. Deborah Farrington as the Board’s Lead Independent Director. Ms. Farrington is expected to serve in this capacity for two years following the annual stockholder meeting expected to take place in May 2008.

Outlook

Based on information as of February 14, 2008, NetSuite is providing the following outlook for its first quarter of 2008 and its full fiscal year 2008:

Q1 FY08: For the first quarter of 2008, NetSuite expects total revenue in the range of $33 million to $34 million. Non-GAAP net loss, which excludes the non-cash impact of stock-based compensation expense, is expected to be in the range of $(1.5 million) to $(0.5 million). Non-GAAP loss per share is expected to be in the range of approximately $(0.02) to $(0.01). Weighted average shares for the quarter are estimated to be approximately 60.1 million shares.

Full Year FY08: For the full year 2008, NetSuite expects total revenue in the range of $153 million to $156 million. Non-GAAP net loss, which excludes the non-cash impact of stock-based compensation expense, is expected to be in the range of $(2.5 million) to $(0.5 million). Non-GAAP loss per share is expected to be in the range of approximately $(0.04) to $(0.01). Weighted average shares for the year are estimated to be approximately 61.3 million shares.

Conference Call

NetSuite will host a conference call to discuss its fourth quarter and full fiscal year 2007 results at 2:00 p.m. Pacific Standard Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the investors section of the Company’s web site at http://www.netsuite.com/investors. In addition, an archive of the webcast can be accessed through the same link for at least 30 days. Participants may also call into the conference call by calling 888-727-7693 domestically and 913-312-1481 internationally. A replay of the call will be available at 888-203-1112 or 719-457-0820, passcode 6478447, until midnight (PST) February 16, 2008.

About NetSuite

NetSuite Inc. is a leading vendor of on-demand, integrated business management application suites for small and medium-sized businesses. NetSuite enables companies to manage core business operations in a single system, which includes Accounting / Enterprise Resource Planning (ERP), Customer Relationship Management (CRM), and Ecommerce. NetSuite’s patent-pending “real-time dashboard” technology provides an easy-to-use view into up-to-date, role-specific business information.

Cautionary Note Regarding Forward Looking Statements

This press release and scheduled conference call contain forward-looking statements relating to expectations, plans, prospects, or financial results for NetSuite, which include but are not limited to the outlook stated above. These forward-looking statements are based upon current expectations and beliefs of NetSuite’s management as of February 14, 2008 and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and NetSuite disclaims any obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the market for on-demand services may develop more slowly than expected; quarterly operating results may fluctuate more than expected; unexpected disruptions of service at the Company’s data center may occur; a security breach may impact operations; risks associated with material defects or errors in the Company’s software or the effect of undetected computer viruses could impact operations; the risk of technological developments and innovations by others; the risk of loss of power or disruption in Internet service; failure to manage growth; the ability to manage operations when faced with competitive pricing and marketing strategies by competitors; the risk of losing key employees; increased demands on employees and costs associated with operating as a public company; evolving government regulation of the Internet and e-commerce; changes to current accounting rules; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Registration Statement on Form S-1/A filed on December 19, 2007, and any subsequently filed reports on Forms 10-K and 10-Q. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or NetSuite’s website at www.netsuite.com.

Non-GAAP Financial Measures

The Company’s stated results include certain non-GAAP measures, including net loss, weighted average shares outstanding, and net loss per share. Non-GAAP net loss excludes stock-based compensation as these expenses are non-cash items that are difficult to predict and are often excluded by other companies. Additionally, non-GAAP weighted average shares outstanding, the denominator for the non-GAAP net loss per share calculation, assumes the conversion of preferred stock and the issuance of common stock as part of the Company’s Initial Public Offering had occurred at the beginning of the applicable period. The Company considers these events to be non-routine, and believes these adjustments provide useful comparative information to investors.

The Company considers these non-GAAP measures to be important because they provide useful measures of the operational performance of the Company and are used by the Company’s management for that purpose. In addition, investors often use measures such as these to evaluate the financial performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding the Company’s operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

A copy of this press release can be found on the Investors page of NetSuite’s website at www.netsuite.com/investors.

NOTE: NetSuite and the NetSuite logo are registered service marks of NetSuite Inc.

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NETSUITE ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2007 RESULTS

NETSUITE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(In thousands)

	December 31,
	2006	2007
ASSETS
Current assets:
Cash and cash equivalents	$9,910	$169,408
Accounts receivable, net	15,274	19,252
Deferred commissions	11,871	13,241
Other current assets	935	1,778

Total current assets	37,990	203,679
Property and equipment, net	5,513	12,068
Deferred commissions, non-current	3,353	2,275
Other assets	1,197	1,309

Total assets	$48,053	$219,331

LIABILITIES, CONVERTIBLE PREFERRED STOCK, MINORITY INTEREST, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,770	$2,788
Deferred revenue	52,660	66,368
Accrued compensation	6,614	8,552
Other current liabilities	9,102	13,603

Total current liabilities	70,146	91,311

Long-term liabilities:
Line of credit from related party	7,013	—
Deferred revenue, non-current	19,109	11,172
Other long-term liabilities	1,453	4,257

Total long-term liabilities	27,575	15,429

Total liabilities	97,721	106,740
Minority interest	1,945	1,330
Convertible preferred stock	125,654	—
Stockholders equity (deficit)	(177,267)	111,261

Total liabilities, convertible preferred stock, minority interest and stockholders’ equity (deficit)	$48,053	$219,331

NETSUITE ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2007 RESULTS

NETSUITE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(In thousands, except per share data)

	Three Months Ended			Year Ended
	December 31, 2006	September 30,	December 31,	December 31,	December 31,
		2007		2006	2007
Revenue	$20,189	$28,065	$31,734	$67,202	$108,541
Cost of revenue (1)	6,535	8,440	9,583	22,993	33,766

Gross Profit	13,654	19,625	22,151	44,209	74,775

Operating expenses:
Product development (1)	5,420	3,683	4,990	20,690	23,703
Sales and marketing (1)	12,207	14,083	16,026	43,892	57,932
General and administrative (1)	4,137	3,622	4,423	14,619	16,720

Total operating expenses	21,764	21,388	25,439	79,201	98,355

Operating loss	(8,110)	(1,763)	(3,288)	(34,992)	(23,580)
Other income (expense), net, including the effect of minority interest and income taxes	(7)	(32)	6	(730)	(326)

Net loss	$(8,117)	$(1,795)	$(3,282)	$(35,722)	$(23,906)

Net loss per common share	$(1.25)	$(0.21)	$(0.22)	$(6.42)	$(2.45)

Weighted average number of shares used in computing net loss per common share	6,469	8,412	15,246	5,567	9,774

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended			Year Ended
	December 31, 2006	September 30,	December 31,	December 31,	December 31,
		2007		2006	2007
Cost of revenue	$10	$125	$183	$19	$1,703
Product development	2,419	256	1,478	8,885	10,376
Sales and marketing	27	46	225	75	2,540
General and administrative	1,794	215	554	6,329	3,605

Total stock-based compensation expense	$4,250	$642	$2,440	$15,308	$18,224

NETSUITE ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2007 RESULTS

NETSUITE INC.

RECONCILIATION OF NET LOSS PER SHARE TO NON-GAAP NET LOSS PER SHARE - UNAUDITED

(In thousands, except per share data)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2006	2007		2006	2007
Numerator:
Reconciliation between GAAP and non-GAAP Net loss:
Net loss applicable to common shareholders, as reported	$(8,117)	$(1,795)	$(3,282)	$(35,722)	$(23,906)
Reversal of amortization of stock based-compensation (a)	4,250	642	2,440	15,308	18,224

Non-GAAP net loss:	$(3,867)	$(1,153)	$(842)	$(20,414)	$(5,682)

Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net loss per common share:
Weighted average number of shares used in computing basic and diluted net loss per common share	6,469	8,412	15,246	5,567	9,774
Pro forma adjustments to reflect assumed weighted average effect of issuing shares in initial public offering on January 1, 2006 (b)	6,765	6,765	5,883	6,765	6,543
Pro forma adjustments to reflect assumed weighted average effect of conversion of preferred stock on January 1, 2006 based on conversion price set at initial public offering date (c)	44,677	44,677	38,849	44,677	43,207

Non-GAAP weighted average shares used in computing non-GAAP basic and diluted net loss per common share	57,911	59,854	59,978	57,009	59,524

GAAP net loss per share	$(1.25)	$(0.21)	$(0.22)	$(6.42)	$(2.45)

Non-GAAP net loss per share	$(0.07)	$(0.02)	$(0.01)	$(0.36)	$(0.10)

Use of Non-GAAP Financial Measures:

To supplement our condensed consolidated financial statements presented on a GAAP basis, NetSuite uses non-GAAP measures of net loss, weighted average shares outstanding and net loss per share, which are adjusted to exclude stock-based compensation expense, and to include dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NetSuite’s underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

(a)	Stock-based compensation is a non-cash expense accounted for in accordance with Statement of Financial Accounting Standards No. 123(R) for options granted after January 1, 2006, and Accounting Principles Board Opinion No. 25 for options granted before January 1, 2006. While a large component of our expense in certain periods, we believe investors want to exclude the effects of stock-based compensation expense in order to compare our financial performance with that of other companies and between time periods.

(b)	Represents common shares issued in the company’s IPO as if the shares were issued as of the beginning of the comparable periods. We believe investors want to give effect to the issuance for prior periods in order to compare our financial performance with that of other companies and between time periods.

(c)	Represents common shares from the conversion of convertible preferred shares as if the shares were converted as of the beginning of the comparable periods. Convertible preferred shares were converted into common shares as of December 20, 2007, the date of our IPO. We believe investors want to give effect to the conversion for prior periods in order to compare our financial performance with that of other companies and between time periods.

NETSUITE ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2007 RESULTS

NETSUITE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Year Ended December 31,
	2006	2007
Cash flows from operating activities:
Net loss	$(35,722)	$(23,906)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,584	3,380
Provision for accounts receivable allowances	432	530
Stock-based compensation	15,308	18,224
Amortization of deferred commissions	12,762	19,752
Loss on disposal of property and equipment	—	1
Minority interest	(240)	(614)
Accrued interest on notes from stockholders	(156)	(56)
Changes in operating assets and liabilities	7,800	(13,192)

Net cash provided by operating activities	2,768	4,119

Cash flows from investing activities:
Purchases of property and equipment	(1,903)	(4,670)
Proceeds from disposal of property and equipment	—	6
Capitalized internal use software	(447)	(108)

Net cash used in investing activities	(2,350)	(4,772)

Cash flows from financing activities:
Proceeds from refundable prepaid royalties	1,903	—
Proceeds from line of credit from related party	9,046	1,000
Payments on line of credit from related party	(9,282)	(8,000)
Proceeds from notes receivable from stockholders	—	4,429
Payments under capital leases	(820)	(1,133)
Proceeds from issuance of common stock	325	163,509
Proceeds received from sale of subsidiary stock	6,716	—

Net cash provided by financing activities	7,888	159,805

Effect of exchange rate on cash and cash equivalents	(53)	346

Net increase in cash and cash equivalents	8,253	159,498
Cash and cash equivalents at beginning of period	1,657	9,910

Cash and cash equivalents at end of period	$9,910	$169,408